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                                                                    EXHIBIT 5.01




                                September 6, 2002


Crescent Real Estate Equities Limited Partnership and
Crescent Finance Company
777 Main Street
Suite 2100
Fort Worth, TX 76102

RE:           CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP AND
              CRESCENT FINANCE COMPANY
              EXCHANGE OFFER OF REGISTERED NOTES FOR PRIVATE NOTES

Ladies and Gentlemen:

We have acted as counsel for Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and Crescent Finance Company, a Delaware corporation ("Crescent Finance" and, together with the Operating Partnership, the "Issuers"), in connection with the registration of an aggregate principal amount of $325,000,000 of the Issuers' 9.25% Notes due 2009 (the "Notes") on a registration statement on Form S-4 (File No. 333-89194), including the prospectus and all amendments, exhibits and documents related thereto (collectively, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the offer (the "Exchange Offer") by the Issuers to exchange the Notes for notes previously issued by the Issuers (the "Private Notes") pursuant to an exemption from registration under the Securities Act. The Private Notes are and the Notes will be issued under the terms of an indenture in the form of Exhibit 4.03 to the Registration Statement (the "Indenture").

For the purposes of this opinion, we have examined copies of the following documents:

         1.       The Registration Statement;

         2. The Certificate of Limited Partnership of the Operating Partnership, as certified by the Secretary of State of the State of Delaware on August 21, 2002 (the "Certificate of Limited Partnership");

         3. The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of November 1, 1997, as amended (the "Partnership Agreement"), as certified to us by the Secretary of Crescent


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Crescent Finance Company
September 6, 2002
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                  Real Estate Equities, Ltd., the general partner of the
                  Operating Partnership (the "General Partner"), as being in effect as of the date hereof;

         4. The Certificate of Incorporation of Crescent Finance, as certified by the Secretary of State of the State of Delaware on August 21, 2002 (the "Certificate of Incorporation");

         5. The Bylaws of Crescent Finance, as amended, restated or supplemented (the "Bylaws"), as certified to us by the Secretary of Crescent Finance as being in effect as of the date hereof;

         6. The Certificate of Incorporation of the General Partner, as certified by the Secretary of State of the State of Delaware on August 21, 2002;

         7. The Bylaws of the General Partner, as amended, restated or supplemented, as certified to us by the Secretary of the General Partner as being in effect as of the date hereof;

         8.       The Indenture;

         9. The Registration Rights Agreement, dated as of April 15, 2002, among the Issuers, J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Fleet Securities, Inc. and SG Cowen Securities Corporation (the "Registration Rights Agreement");

         10. The resolutions of (i) the General Partner adopted by the unanimous written consent of its sole director as of April 10, 2002 and (ii) Crescent Finance adopted by the unanimous written consent of its sole director as of April 10, 2002 (collectively, the "April Resolutions"), in each case as certified to us by the Secretary of the General Partner and of Crescent Finance, respectively, as being in effect as of the date hereof;

         11. The resolutions of (i) the General Partner adopted by the unanimous written consent of its sole director as of August 27, 2002 and (ii) Crescent Finance adopted by the unanimous written consent of its sole director as of August 27, 2002 (collectively, the "August Resolutions"), in each case as certified to us by the Secretary of the General Partner and of Crescent Finance, respectively, as being in effect as of the date hereof;

         12. A certificate of the officers of the General Partner and of Crescent Finance dated as of the date hereof; and


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Crescent Finance Company
September 6, 2002
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         13.      Such other documents, corporate records, certificates of
                  public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the exchange and delivery of the Notes pursuant to the Registration Statement, (i) the April Resolutions have not been amended, modified or rescinded, (ii) the August Resolutions have not been amended, modified or rescinded, (iii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iv) there has not occurred any change in law materially adversely affecting the validity of the Notes or the power of the Issuers to offer to exchange the Notes for Private Notes. We have also assumed that the offering, exchange and delivery of the Notes will not at the time of such offering, exchange or delivery violate or conflict with (1) the Certificate of Limited Partnership, as then amended, restated and supplemented, the Partnership Agreement, as then amended, restated and supplemented, the Certificate of Incorporation, as then amended, restated and supplemented, or the Bylaws, as then amended, restated and supplemented, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Issuers are then a party or by which the Issuers are then bound, or
(3) any law or regulation or any decree, judgment or order then applicable to the Issuers.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Notes, when exchanged and issued by the Issuers in accordance with the terms of the Indenture and the Registration Rights Agreement and as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

This opinion is limited to the laws of the United States of America and the General Corporation Law and Revised Uniform Limited Partnership Act of Delaware, though we do not have an office or practice law in Delaware. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted


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Crescent Finance Company
September 6, 2002
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in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to, any governmental agency or other person or entity, without our express prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal matters." The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of Section 11 of the Securities Act or are within the category of persons whose consent is required by Section 7 of the Securities Act.



Very truly yours,


/s/ Shaw Pittman LLP

SHAW PITTMAN LLP